Exhibit 99.1
Energy Vault Reports Second Quarter 2023 Earnings Results

Revenue of $39.7 million reflecting 247% q/q sequential growth while executing to customer delivery expectations across all projects.
GAAP gross margin of 9.9%, or $3.9 million, driven by battery energy storage deployments during the quarter; YTD 2023 GAAP gross margin of 12.5%.
Improved adjusted EBITDA and net income reflecting focus on operating margin expansion as revenue ramps combined with prudent OPEX management.
Reaffirm full-year 2023 financial guidance with a revenue range of $325 million to $425 million and gross margin of 10% to 15%; reiterate project delivery timelines for 2H 2023.

Second Quarter 2023 Financial Highlights
•Revenue of $39.7 million, in-line with Company expectations, from continued progress on US based energy storage projects. Reflects an approximate $15 million shift from Q2 into Q3 related to a customer-driven site mobilization change with no impact to final Commercial Operation Date (“COD”).
•GAAP gross margin of 9.9%, or $3.9 million, driven by the Company’s BESS project activity during the quarter. Gross margin for the six months ended June 30, 2023 is 12.5%.
•Net loss of $(26.2) million.
•Adjusted EBITDA of $(18.0) million reflecting management focus on minimizing operating expenses with roughly flat sequential growth.
•Total cash and cash equivalents on the balance sheet of $165.0 million and zero debt as of June 30, 2023.
•Reaffirm full year 2023 financial guidance, including revenue of $325 million to $425 million, gross margin of 10% to 15%, and adjusted EBITDA of $(50) million to $(70) million.

Operating and Other Highlights
•YTD near-term commercial funnel increased by over 27%, or 10GWh, with shortlisted opportunities growing by more than 180% or 5GWh.
•Executed a first Gravity energy storage License and Royalty Agreement for the United States with a US-based renewable developer for multiple named states. The license-only portion of the contract will generate revenue of $33 million, coupled with project royalty streams of 90% or greater gross margin tied to all future project deployments within the named states. The gravity technology license encompasses a new application of the current EVx technology that will be unveiled in more detail later.
•Commenced commissioning of the first 100 MWh EVx™ gravity-based energy storage system with Atlas Renewables and their partner CNTY in Rudong, China. Full interconnection to the local state utility grid is expected in the fourth quarter of 2023. Significant additional follow-on gravity based EVx project opportunities were announced within the country for multi-GWh storage deployments, all of which would generate royalty streams reflecting 90% or greater gross margin.
•Testing conducted in July met or exceeded technical performance commitments of the first US-based battery project, a 68.8 MW, 275 MWh system with W Power and Wellhead Electric in California to serve Southern California Edison, which was previously announced in September of 2022. Final site sign-off and approvals are expected to be completed within Q3.

•The Company’s other announced BESS projects, including Jupiter Power and NV Energy, continue to progress in line with customer COD expectations for turnover in the third and fourth quarter of 2023, respectively.
•Recently booked a new 400MWh contract with Jupiter Power to be deployed in the southwest US beginning in 2024.
•Recent project award with a major southeast Asian sustainable energy company for two energy storage projects totaling 500MWh to be booked in the second half of 2023 as part of a framework to purchase a minimum of 2,700 MWh of energy storage in total over the next three years. The storage requirements will be fulfilled by the entire Energy Vault technology portfolio of short duration, long duration, and multi-day (i.e., Green Hydrogen /micro-grid) storage solutions integrated with Energy Vault’s Energy Management System platform.

LUGANO, Switzerland & WESTLAKE VILLAGE, Calif., August 8, 2023 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the second quarter ended June 30, 2023.
Robert Piconi, Chairman and CEO of Energy Vault, stated, “I am pleased with our continued progress this quarter with our primary focus on project execution to customer and contractual commitments on our first energy storage systems. As recently announced, we have commenced commissioning of the world's first 100 MWh EVx™ gravity-based energy storage system in Rudong, China as planned. We expect this first of a kind system to be fully grid interconnected in Q4 while delivering renewable energy to the State Grid Corporation of China (“SGCC”), one of the largest utilities in the world.
Here in the US, we are also approaching final turnover of our first 275 MWh battery energy storage project with W Power and Wellhead Electric in Stanton, California. Based on our proprietary design and Energy Management Software, the Stanton system will be one of the largest energy storage systems in southern California, providing power for a high-demand load center after having met very challenging energy density requirements given the limited footprint available. Hardware and software performance has exceeded expectations and we are excited about the project’s ability to provide clean energy and grid resiliency for the community.”
Mr. Piconi continued, “Our technology-agnostic software platform coupled with deep domain, operational and project implementation expertise of our team is showing well as we begin system commissioning and final project turnover on our first systems. These strengths and unique technology portfolio form the foundation that allows us to craft distinctive solutions for energy storage across short, long, and ultra-long duration needs throughout our global customer base. We will continue our obsession with serving customer needs with the best technology, talent and ‘fit for purpose’ approach that has allowed Energy Vault to be a global leader in energy storage within such a short period.”

Second Quarter 2023 and Recent Business Highlights:
•Commenced commissioning of the first 100 MWh EVx™ gravity-based energy storage system with Atlas Renewables and their partner CNTY in Rudong, China. Commissioning of the power electronics is underway with full completion in Q4 2023 where we will begin to see 25-ton mobile masses releasing kinetic energy with roundtrip efficiencies expected to exceed 80% and delivering renewable energy to the SGCC, one of the largest utilities in the world.
•Executed our first US territory-based Gravity energy storage license and royalty agreement with a US-based renewable developer for multiple named states. The license portion will generate revenue of $33 million, coupled with royalty streams of 90% or greater gross margin tied to all future project deployments within the named states. The gravity technology license encompasses a new application of the current EVx technology that will be unveiled in more detail later.
•Nearing contract close out on first battery energy storage project, a 68.8 MW / 275.2 MWh system with W Power and Wellhead Electric Company, which we had previously announced in September 2022. The system is one of the largest energy storage systems in Southern California and will directly support and provide power for a high-demand load center. The system is based on Energy Vault Solutions’ (“EVS”) proprietary system design and EVS’s Energy Management Software for optimal economic dispatching. Testing has demonstrated that power output meets or exceeds the expected output of the project. Final site sign-off and approvals are expected to be completed within Q3.
•Procured hydrogen storage tank and fuel cells for the hybrid battery and green hydrogen system (BH-ESS) with Pacific Gas and Electric Company (PG&E) from world class suppliers, Chart Industries and Plug Power. Chart Industries will be providing an 80,000-gallon liquid storage and delivery system that is expected to allow for at least 48 hours of supply without refueling and Plug Power is expected to supply 8 megawatts of fuel cells for the system This long-duration energy storage system is the “first-of-its-kind” and is managed and dispatched by Energy Vault’s technology-agnostic Energy Management Software (“EMS”) to optimize performance and safety while minimizing operational cost. Further, the project is supported by a 10.5-year tolling agreement, which will make it one of the largest planned hydrogen-powered fuel cell installation the United States. Site mobilization to begin in the fall of 2023 with completion in mid-2024.

2023 Outlook:
Energy Vault is reiterating its previously announced 2023 financial outlook, including:
•Total revenue of $325 million to $425 million, which reflects growth of approximately 2x to 3x over 2022.
•Gross margin of 10 to 15%.
•Adjusted EBITDA of $(50) million to $(70) million.
Conference Call Information
Energy Vault will host a conference call today, August 8, 2023 at 8:30 AM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until, August 22, 2023. Participants may access the replay at 1-844-512-2921; international callers may use 1-412-317-6671 and enter access code 13739418. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.

About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s EVx™ gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2023 has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “ anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our bookings and backlogs equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 13, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	June 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$107,049	$203,037
Restricted cash	57,988	83,145
Accounts receivable, net	5,114	37,460
Contract assets, net	62,434	28,978
Inventory	4	4,378
Customer financing receivable, current portion, net	1,313	1,500
Advances to suppliers	82,865	24,327
Prepaid expenses and other current assets	5,209	7,242
Total current assets	321,976	390,067
Property and equipment, net	23,909	3,044
Operating lease right-of-use assets, net	1,330	1,442
Customer financing receivable, long-term portion, net	7,609	8,260
Other assets	20,511	13,900
Total Assets	$375,335	$416,713
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$7,574	$60,315
Accrued expenses	27,577	14,749
Contract liabilities, current portion	88,364	49,434
Lease liabilities, current portion	862	825
Total current liabilities	124,377	125,323
Deferred pension obligation	965	890
Asset retirement obligation	376	560
Contract liabilities, long-term portion	1,500	1,500
Other long-term liabilities	554	727
Total liabilities	127,772	129,000
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 142,703 shares issued and outstanding at June 30, 2023; 138,530 shares issued and outstanding at December 31, 2022	14	14
Additional paid-in capital	455,283	435,852
Accumulated deficit	(206,958)	(147,265)
Accumulated other comprehensive loss	(776)	(888)
Total stockholders’ equity	247,563	287,713
Total Liabilities and Stockholders’ Equity	$375,335	$416,713

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$39,680	$977	$51,102	$43,861
Cost of revenue	35,733	571	44,736	571
Gross profit	3,947	406	6,366	43,290
Operating expenses:
Sales and marketing	4,852	1,949	9,426	4,529
Research and development	10,218	8,632	21,396	17,114
General and administrative	17,012	10,613	36,412	20,380
Depreciation and amortization	226	1,186	435	2,404
Loss from operations	(28,361)	(21,974)	(61,303)	(1,137)
Other income (expense):
Interest expense	—	—	(1)	(1)
Change in fair value of warrant liability	—	15,592	—	(4,645)
Transaction costs	—	—	—	(20,586)
Other income, net	2,203	249	3,979	285
Loss before income taxes	(26,158)	(6,133)	(57,325)	(26,084)
Provision for income taxes	4	45	4	173
Net loss	$(26,162)	$(6,178)	$(57,329)	$(26,257)

Net loss per share — basic and diluted	$(0.18)	$(0.05)	$(0.41)	$(0.24)
Weighted average shares outstanding — basic and diluted	142,756	133,777	141,129	107,509

Other comprehensive income (loss) — net of tax
Actuarial gain on pension	$(218)	$282	$(54)	$560
Foreign currency translation gain (loss)	45	(261)	166	(355)
Total other comprehensive income	(173)	21	112	205
Total comprehensive loss	$(26,335)	$(6,157)	$(57,217)	$(26,052)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(57,329)	$(26,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	435	2,404
Non-cash interest income	(681)	(109)
Stock based compensation	23,809	15,863
Change in fair value of warrant liability	—	4,645
Change in pension obligation	1	15
Change in asset retirement obligation	(196)	37
Provision (benefit) for credit losses	240	—
Foreign exchange gains and losses	258	33
Change in operating assets	(50,857)	(30,504)
Change in operating liabilities	(7,504)	7,019
Net cash used in operating activities	(91,824)	(26,854)
Cash Flows From Investing Activities
Purchase of property and equipment	(18,817)	(333)
Purchase of equity securities	(6,000)	—
Purchase of convertible notes	—	(2,000)
Net cash used in investing activities	(24,817)	(2,333)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	113	36
Proceeds from reverse recapitalization and PIPE financing, net	—	235,940
Proceeds from exercise of warrants	—	7,854
Payment of transaction costs related to reverse recapitalization	—	(20,651)
Payment of taxes related to net settlement of equity awards	(4,562)	—
Payment of finance lease obligations	(21)	(19)
Net cash provided by financing activities	(4,470)	223,160
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(34)	(35)
Net increase in cash, cash equivalents, and restricted cash	(121,145)	193,938
Cash, cash equivalents, and restricted cash – beginning of the period	286,182	105,125
Cash, cash equivalents, and restricted cash – end of the period	165,037	299,063
Less: Restricted cash at end of period	57,988	—
Cash and cash equivalents - end of period	$107,049	$299,063

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	46	1
Cash paid for interest	1	1
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	—	182,034
Warrants assumed as part of reverse recapitalization	—	19,838
Actuarial gain on pension	(54)	560
Property, plant and equipment financed through accounts payable	6,108	—

Non-GAAP Financial Measure
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
S&M expenses (GAAP)	$4,852	$1,949	$9,426	$4,529
Non-GAAP adjustment:
Stock-based compensation expense	1,727	402	3,676	892
Adjusted S&M expenses (non-GAAP)	$3,125	$1,547	$5,750	$3,637
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
R&D expenses (GAAP)	$10,218	$8,632	$21,396	$17,114
Non-GAAP adjustment:
Stock-based compensation expense	2,785	3,011	5,934	6,792
Adjusted R&D expenses (non-GAAP)	$7,433	$5,621	$15,462	$10,322
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
G&A expenses (GAAP)	$17,012	$10,613	$36,412	$20,380
Non-GAAP adjustment:
Stock-based compensation expense	5,581	3,248	14,199	8,179
Adjusted G&A expenses (non-GAAP)	$11,431	$7,365	$22,213	$12,201

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(26,162)	$(6,178)	$(57,329)	$(26,257)
Non-GAAP Adjustments:		—	—
Interest income, net	(2,295)	(284)	(4,229)	(331)
Income tax expense	4	45	4	173
Depreciation and amortization	226	1,186	435	2,404
Stock-based compensation expense	10,093	6,661	23,809	15,863
Change in fair value of warrant liability	—	(15,592)	—	4,645
Transaction costs	—	—	—	20,586
Foreign exchange (gains) and losses	88	(45)	258	(56)
Adjusted EBITDA (non-GAAP)	$(18,046)	$(14,207)	$(37,052)	$17,027
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The adjusted EBITDA measure excludes the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com